EXHIBIT 10.11

NOTE AND PLEDGE AGREEMENT

$500,000.00	December 1, 2007

On January 1, 2009, for value received, International Fuel Technology, Inc., a Nevada corporation with a place of business at 7777 Bonhomme Avenue, Ste. 1920, Clayton MO 63105 (the "Maker"), promises to pay to the order of Harry Demetriou of Sao Paulo, Brazil, or his successors or assigns (the "Holder"), the sum of Five Hundred Thousand Dollars ($500,000.00) and accrued interest on that amount at the rate of fifteen percent (15%) per year, until paid. Interest hereon shall be calculated on the basis of a 365 day year. Payments shall be applied as follows: (1) late fees and costs of collection, if any; (2) to the interest, if any, on the unpaid balance of the debt evidenced hereby; and (3) the remainder of the unpaid principal of the debt, until the same is paid in full.

There shall be a default hereunder in the event interest or principal is not paid when due; or if any proceedings, procedure of remedy supplementary to or in enforcement of judgment shall be resorted to or commenced against, or with respect to any property of Maker or Guarantor; or any proceeding for the relief or adjustment of indebtedness, reorganization, bankruptcy, composition or arrangement shall be commenced or filed, or any proceedings shall be instituted under such law, by or against Maker or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of, or assume control over the affairs or operations of, or a receiver shall be appointed of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Maker or Guarantor; or if the Guarantor shall die; or if there shall occur any change in the control or ownership of Maker; or if Guarantor sells or otherwise assigns any of the Pledged Collateral (as defined below) except pursuant to the security interest created hereby. At any time after the occurrence of any and all of such events, the Holder shall have the option to declare immediately due and payable the entire unpaid balance of both principal and interest without notice. Failure to exercise this option in the event of any such default shall not constitute a waiver of the right to exercise this option in the event of any subsequent default. Maker and Guarantor severally agree that on or after a default, if this Note and Pledge Agreement is placed in the hands of any attorney for collection or if an action is instituted upon the obligation stated here in any court of competent jurisdiction, costs and reasonable attorney's fees will be added to the then balance of principal and interest

The undersigned Maker and Guarantor jointly and severally authorize irrevocably any attorney-at-law, including an attorney employed by or retained by Maker or Guarantor, to appear for the undersigned in any court of record in or of the State of Missouri, or in any other state or territory of the United States or the District of Columbia, at any time amounts under this Note and Pledge Agreement are due and payable, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against Maker or Guarantor in favor of Holder for all amounts due and owing by Maker to Holder hereunder, together with interest, costs of suit and reasonable attorney fees, admitting the allegations of any complaint filed in connection with this Note and Pledge Agreement, and to waive and release all errors which may intervene in any such proceedings, and consent to immediate enforcement of the judgment, here ratifying and confirming all that the attorney may do by virtue of authority.

Maker's obligations hereunder shall be secured by a pledge by Guarantor of Three Million (3,000,000) shares of the common stock of Maker (the "Shares"). Guarantor hereby grants a first priority security interest in, and pledges, the Shares and all proceeds thereon (the pledged Shares, together with the property described in the next paragraph of this Note and Pledge Agreement, and all proceeds of the foregoing, being referred to as the "Pledged Collateral") to Holder to secure the satisfaction by Maker and/or Guarantor of all its obligations to Holder under this Note and Pledge Agreement; provided, however, that unless and until Maker and/or Guarantor defaults on an obligation hereunder, Guarantor shall be entitled to all cash dividends and cash distributions with respect to the pledged Shares, free and clear of the security interest granted hereby. This pledge shall be governed by all applicable provisions of, and Holder shall have all rights and remedies with respect to the Pledged Collateral of a secured party under, the Uniform Commercial Code as in effect in the State of Missouri. Concurrently with the delivery of this Note and Pledge Agreement to Holder or his nominee, Maker has delivered to Holder the certificates representing the Shares pledged hereby, together with a stock power therefore duly executed by Guarantor in blank. Maker agrees to deliver to Holder such other documents of transfer as Holder may from time to time request to enable Holder to transfer the pledged Shares into its name or the name of its nominee and to perfect Holder's security interest in the Pledged Collateral under applicable laws. Maker agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of Holder or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest granted hereby. Notwithstanding the foregoing, Guarantor shall be entitled to arrange with Holder for a sale by Maker of pledged Shares, free of the security interest granted hereby, provided mat Guarantor directs that the proceeds of such sale first be used to satisfy his obligations pursuant to this Note and Pledge Agreement and makes such additional agreements to satisfy such obligations in full as may be required by Holder.

In the event that, during the term of this Note and Pledge Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Holder, then Holder shall have a security interest in all securities (whether shares of Common Stock or other securities) issued to or acquired by Guarantor by reason of such event, and such securities shall become part of the Pledged Collateral.

During the term of this Note and Pledge Agreement and so long as the Pledged Collateral is owned by Guarantor, Guarantor shall have the right to vote the pledged Shares and exercise any voting rights pertaining to such Pledged Collateral, and to give consents, ratifications and waivers with respect thereto, for all purposes.

Maker hereby acknowledges that Holder's right to recover amounts payable hereunder shall not be limited to the Pledged Collateral and that Holder shall have full recourse against any other assets of Maker and/or Guarantor.

All or any portion of the principal amount evidenced by this Note and Pledge Agreement may be prepaid at any time without premium or penalty, but together with all interest accrued thereon.

The obligations of Maker, and the rights of Holder, under this Note and Pledge Agreement shall be absolute and shall not be subject to any counterclaim, set-off, deduction or defense.

Maker and all other parties liable herefor, including without limitation any guarantors hereof, hereto severally waive demand, protest, presentment and notice of every kind, and waive recourse to suretyship defenses generally, including extensions of time, releases of security, and other indulgences which may be granted from time to time by the holder of this Note and Pledge Agreement to the Maker or any party liable herefor.

This Note and Pledge Agreement is secured by a stock pledge and guarantee, and by any other mortgage, security agreement, guarantee, or other security document that either: (i) specifically refers to this Note and Pledge Agreement or the attached guaranty, or (ii) generally secures all obligations of Maker or the Guarantor to Holder.

If any provision or clause hereof or application thereof to any person or circumstances, is held invalid, such invalidity shall not affect other provisions, or applications hereof, which can be given effect without the invalid provision or application.

This Note and Pledge Agreement shall be binding upon and inure to the benefit of the Maker, Holder and their respective successors and assigns.

The times for the performance of any obligation hereunder shall be strictly construed, time being of the essence.

This instrument shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Missouri, exclusive of its conflicts of law rules.

No extension or modification will release any of the undersigned from the obligations of this instrument.

IN WITNESS WHEREOF, Maker and Guarantor have duly executed this Note and Pledge Agreement under seal, with the intention that it constitute a sealed instrument, as of the day and year first above written.

WARNING, BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

INTERNATIONAL FUEL TECHNOLOGY, INC.

/s/ Jonathan R Burst
By: Jonathan R Burst
Its President

ATTEST:

/s/ Thomas M. Powell
By:
Its Secretary

GUARANTY

For value received, Rex Carr ("Guarantor") unconditionally agrees to his obligations set forth in the within Note and Pledge Agreement, and unconditionally guarantees payment of the within Note and Pledge Agreement upon demand after default and further agrees to pay all costs of enforcing or collecting this guaranty, including reasonable attorneys' fees. Guarantor further waives recourse to any and all suretyship or guarantorship defenses whatsoever. Guarantor's obligations hereunder shall be secured by the Pledged Collateral, in accordance with the terms set forth in the within Note and Pledge Agreement.

/s/ Rex Carr
REX CARR